UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FLORIDA GAMING CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLORIDA GAMING CORPORATION

November 18, 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Florida Gaming Corporation, which will be held on December 19, 2008 at 1:00 p.m., Eastern Time, at the Sheraton Louisville Riverside Hotel, 700 West Riverside Drive, Jeffersonville, Indiana 47130.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the board of directors, I would like to express our appreciation for your continued interest and support of Florida Gaming Corporation.

Sincerely,

/s/ W. B. Collett, Jr.

W. B. Collett, Jr.
President and Chief Operating Officer

FLORIDA GAMING CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 1:00 P.M. ON DECEMBER 19, 2008

To the Shareholders:

Notice is hereby given that the annual meeting of the holders of shares of common stock of Florida Gaming Corporation, a Delaware corporation (the “Company”) will be held at 700 West Riverside Drive, Jeffersonville, Indiana 47130, on December 19, 2008 at 1:00 P.M., Eastern Time, for the following purposes:

(1)	To elect five directors for a term expiring at the next annual meeting of shareholders, or until their successors are duly elected or qualified;
(2)	To confirm the appointment of King & Company, PSC as the Company’s auditor for the year ended December 31, 2008;
(3)	To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on November 11, 2008 are entitled to notice of, and to vote at this meeting. A list of stockholders of the Company will be available for inspection during normal business hours from December 4, 2008 through December 19, 2008, at the office of the Company located at 2669 Charlestown Road, Suite D, New Albany, IN 47150.

By Order of the Board of Directors

/s/ W. B. Collett, Jr.

W. B. Collett, Jr.
President and Chief Operating Officer
November 18, 2008

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE FLORIDA GAMING CORPORATION THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

FLORIDA GAMING CORPORATION
2669 Charlestown Road, Suite D
New Albany, IN 47150
(502) 589-2000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON DECEMBER 19, 2008

THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation of Proxies by the board of directors of Florida Gaming Corporation for use at the Annual Meeting of the Stockholders to be held at 1:00 p.m.. local time, on December 19, 2008 at 700 West Riverside Drive, Jeffersonville, IN 47130, and at any adjournment thereof (the “Meeting”), for the purpose of considering and voting upon the named nominees to the board of directors and to confirm the appointment of King & Company, PSC as the Company’s auditor for the year ended December 31, 2008. This Proxy Statement, the Notice of Meeting, and the enclosed form of Proxy are expected to be mailed to stockholders on or about November 18, 2008.

Record Date and Shares Entitled to Vote

The close of business on November 11, 2008 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record as of the Record Date of shares of the common stock, $0.20 par value per share (“Common Stock”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On November 11, 2008, there were an aggregate of 3,754,205 shares of Common Stock outstanding and entitled to vote.

Proxy Solicitation

In addition to the solicitation of proxies by the board of directors through use of the mails, proxies may also be solicited by Florida Gaming Corporation and its directors, officers and employees (who will receive no additional compensation therefore) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. Florida Gaming Corporation will reimburse banks, brokerage houses, custodians and other fiduciaries that hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. Florida Gaming Corporation will bear the costs of the annual meeting and of soliciting proxies therefore, including the cost of printing and mailing this proxy statement and related materials.

Any questions or requests for assistance regarding Florida Gaming Corporation proxies and related materials may be directed in writing to the Chief Financial Officer, Ms. Kimberly Tharp, 2669 Charlestown Road, Suite D, New Albany, Indiana 47150, or telephone (502) 589-2000.

Votes Required

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. Votes may be cast in favor of all nominees or voters may abstain from voting in the election of directors. Votes that are withheld will be counted for the purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors.

Confirmation of King & Company PSC as auditors for the Company will require the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present.

Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors or the approval of the other matters voted upon at the Meeting.

Voting of Proxies

All Proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the Proxies will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying Notice of Meeting and on the proxy card. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

Execution of a Proxy by a stockholder will not affect such stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who executes a Proxy has a right to revoke it at any time before it is voted, by: (a) advising Florida Gaming Corporation in writing of such revocation; (b) executing a later-dated Proxy which is presented to the Company at or prior to the Annual Meeting; or (c) appearing at the Annual Meeting and voting in person. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

Dissenters’ Right of Appraisal

There are no rights of appraisal or similar rights of dissenters with respect to any of the scheduled matters to be acted upon at the Annual Meeting.

Quorum

The presence, in person or by proxy duly authorized, of the holder or holders of 33 1/3 percent of the outstanding shares of the corporation’s common voting stock on the Record Date shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Stockholder Proposals

No proposals have been received from any shareholder to be considered at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS OF
FLORIDA GAMING CORPORATION

Directors are elected at the annual meeting of shareholders and hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The following persons currently serve as members of the board of directors and are being nominated for election to the board of directors at the Annual Meeting:

Name of Nominee	Age
W. B. Collett	76
W. B. Collett, Jr.	53
George Galloway, Jr.	75
Roland M. Howell	92
William Haddon	78

It is the intention of the person named in the accompanying Proxy to vote Proxies for the election of the five nominees. Each nominee has consented to being named in this Proxy Statement and to serve, if elected. In the event that any of the nominees should for some reason, presently unknown, become unavailable for election, the persons named in the form of Proxy as Proxy Holders intend to vote for substitute nominees.

Nominees for Election as Directors

The Board of Directors had 4 meetings last year. All directors attended 75% or more of the meetings. Following is information about each of the nominees for election to the board of directors:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES. PROPERLY EXECUTED PROXIES SOLICITED BY FLORIDA GAMING CORPORATION WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

Director Independence

The Board has reviewed each director’s independence. As a result of this review, the Board affirmatively determined that each of Messrs. Galloway, Haddon and Howell have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and “independent” under the listing standards of Section 4200 (a) (15) of the NASD Rules.

W. Bennett Collett has served as Chairman of the Board, Chief Executive Officer and a director of Freedom Financial Corporation (“Freedom”) since its formation in 1985. Freedom was a registered bank holding company until January, 1988 when it sold its banking subsidiaries. Mr. Collett has served as Chairman and director of Freedom Holding, Inc. (“Holding”) since its formation in December 1992. Holding’s sole business currently is to hold shares of Florida Gaming. Mr. Collett has been involved in the management of banking and financial service companies for over 30 years, having been a principal officer, and director of ten commercial banks. For 14 years Mr. Collett was a principal shareholder and chief executive officer of various banks and finance companies in Alabama, Arkansas, Georgia, Indiana and Missouri ranging in asset size from $1,000,000 to $500,000,000.

W. Bennett Collett Jr. served as President of Freedom from 1988 to 1989. Since August 1989, Mr. Collett has served as Executive Vice President of Freedom. He has been a director of Freedom since its formation in 1985 and a director of Holding since April 1998. He presently serves as Secretary and Treasurer of Holding. Mr. Collett is responsible for directing the Company’s gaming operations (live jai-alai performances, inter-track wagering, and card rooms). Mr. Collett currently serves as President and Chief Operating Officer and was appointed to the Company’s Board of Directors on August 9, 1994. W. Bennett Collett Jr. is the son of W. Bennett Collett.

George W. Galloway, Jr., M.D. a physician since 1958, served as the medical director of the emergency services at Kennestone Hospital in Marietta, Georgia from 1983 until his retirement in March, 1999.

Roland M. Howell was a principal in several hotels in South Florida and was active in various positions in hotel management for over thirty years. He owned and operated hotels in Florida for approximately twenty years before his retirement in 1969. He is currently a private investor with interests primarily in municipal bonds, stocks, and real estate.

William Haddon an attorney and certified public accountant, has been engaged In the private practice of law in Atlanta, Georgia since 1962.

PROPOSAL NO. 2

SELECTION OF AUDITORS

The board of directors selected King & Company PSC as the Company’s independent auditors to examine the Company’s financial statements for the fiscal year ended December 31, 2008. The shareholders are being asked to confirm this appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF CONFIRMING KING & COMPANY PSC AS THE COMPANY’S INDEPENDENT AUDITORS. PROPERLY EXECUTED PROXIES SOLICITED BY FLORIDA GAMING CORPORATION WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

Directors and Executive Officers

The following information sets forth the names of our executive officers, their ages and their present positions.

Name	Age	Position with the Company	Director or Executive Officer Since
W. Bennett Collett	76	Chief Executive Officer, Director and Chairman	1993
W. Bennett Collett, Jr.	53	President, Director, and Chief Operating Officer	1993
Kimberly R. Tharp	51	Chief Financial Officer, Treasurer and Secretary	2002
Daniel J. Licciardi	52	Executive Vice Pres. Centers	1998
Jennifer Chong	52	Controller	2003
George Galloway, Jr.	76	Director	1994
Roland M. Howell	92	Director	1995
William Haddon	76	Director	2001

Family Relationships

W. B. Collett, Chairman and CEO, is the father of W. B. Collett, Jr., President and Chief Operating Officer.

Legal Proceedings

No director or officer or any associate of any director or officer is a party adverse to the Company or has any material interest adverse to the Company.

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

•	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested ($) (g)	Market Value of Shares of Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
W. B. Collett Chairman & CEO	250,000			17	7/11/2009
	48,000			17	7/10/2012
	230,000			2.25	3/20/2008
W. B. Collett, Jr. President & COO	75,000			17	7/11/2009
	18,000			17	7/10/2012
	105,000			2.25	3/20/2008
Kimberly Tharp CFO, Secretary & Treasurer	4,125			17	7/10/2012
	10,000			2.25	3/20/2008
	5,000			2.25	2/12/2009
Daniel Licciardi Exec. Vice-President & Pari-Mutuels Mgr	17,500			17	7/11/2009
	7,125			17	7/10/2012
	30,000			2.25	3/20/2008
Jennifer Chong Controller	2,750			17	7/10/2012
	10,000			2.25	3/20/2008
	5,000			2.25	2/12/2009

W. B. Collett was issued 48,000 options on July 10, 2006, for $17.00 per share of which 1/2 vested on December 31, 2006, and the remaining 1/2 vested onJuly 1, 2007. Mr. Collett was also issued 250,000 options on July 11, 2006, which 1/2 vested on December 31, 2006, and the remaining 1/2 vested on July 1, 2007. On March 11, 2008, Mr. Collett transferred all his options to Freedom Holding, Inc. Mr. Collett owns 85.09% of Freedom Holding, Inc. (See Security Ownership of Certain Beneficial Owners and Management). On July 3, 2008, the Board of Directors authorized the options that had an exercise price of $17.00 per share to be re-priced at $12.00 per share. On August 26, 2008, the Board authorized the options that had an exercise price of $12.00 per share price to be re-priced at $8.25 per share.

W. B. Collett, Jr. was issued 75,000 options on July 10, 2006, for $17.00 per share of which 1/20 vested on December 31, 2006, and the remaining 1/2 vested on July 1, 2007. He was also issued 18,000 options on July 11, 2006, of which 1/2 vested on December 31, 2006, and the remainder vested on July 1, 2007. On March 11, 2008, W, B. Collett, Jr. transferred all his options to Freedom Holding, Inc. W. B. Collett, Jr. owns 9.21% of Freedom Holding, Inc. (See Security Ownership of Certain Beneficial Owners and Management). On July 3, 2008, the Board of Directors authorized the options that had an exercise price of $17.00 per share to be re-priced at $12.00 per share. On August 26, 2008, the Board authorized the options that had an exercise price of $12.00 per share to be re-priced at $8.25 per share.

Daniel Licciardi was issued 17,500 options on July 10, 2006, for $17.00 per share of which 1/2 vested on December 31, 2006, and the remaining 1/2 vested onJuly 1, 2007. Mr. Licciardi was also issued 7,125 options on July 11, 2006, of which 1/2 vested on December 31, 2006, and the remainder vested on July 1, 2007. On March 14, 2008, Mr. Licciardi exercised 30,000 options at $2.25. On July 3, 2008, the Board of Directors authorized the options that had an exercise price of $17.00 per share to be re-priced at $12.00 per share. On August 26, 2008, the Board authorized the options that had an exercise price of $12.00 per share price to be re-priced at $8.25 per share.

Kimberly Tharp was issued 4,125 options on July 10, 2006, for $17.00 per share of which 1/2 vested on December 31, 2006, and the remainder vested onJuly 1, 2007. Ms. Tharp has 5,000 vested options which expire 2/12/2009. On January 29, 2008, Ms. Tharp exercised 10,000 options $2.25. On July 3, 2008, the Board of Directors authorized the options that had an exercise price of $17.00 per share to be re-priced at $12.00 per share. On August 26, 2008, the Board authorized the options that had an exercise price of $12.00 per share price to be re-priced at $8.25 per share.

Jennifer Chong was issued 2,750 options on July 10, 2006, for $17.00 per share of which 1/2 vested on December 31, 2006, and the remainder vested onJuly 1, 2007. Ms. Chong has 5,000 vested options which expire 2/12/2009. On March 17, 2008, Ms. Chong exercised 10,000 options at $2.25. On July 3, 2008, the Board of Directors authorized the options that had an exercise price of $17.00 per share to be re-priced at $12.00 per share. On August 26, 2008, the Board authorized the options that had an exercise price of $12.00 per share price to be re-priced at $8.25 per share.

Compensation of Directors

Only outside directors receive compensation for their services as director. On May 1, 2007, the outside Board of Directors were given an increase in compensation from $750 to $1,500 per month. The table below discloses all compensation paid to outside directors for their service on the board of directors for the year ended December 31, 2007.

DIRECTOR COMPENSATION 2007

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Roland Howell	15,000		62,344				77,344
William Haddon	15,000		124,688				139,688
George Galloway	15,000		182,875				197,875

On July 1, 2008, the directors received an increase in salary of $500 per month to $2,000 per month.

Option awards in 2007 were based upon the exercise price of $17 per share. During 2008, the Board of Directors re-priced those options to an exercise price of $8.25 per share.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all cash compensation paid by the Company for the fiscal years ended December 31, 2007 and 2006 for W. Bennett Collett, W. B. Collett, Jr., and Daniel Licciardi.

Name of Executive Officer (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Non-Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
W. B. Collett	2007	$680,000			1,981,700			36,881	2,698,581
Chairman and CEO	2006	$600,000			1,981,700			40,622	2,622,322
W. B. Collett, Jr.	2007	263,000			618,450			15,488	896,938
President	2006	251,000	15,000		618,450			40,663	925,113
Daniel Licciardi	2007	141,300			163,756			6,000	311,056
Exec. Vice President	2006	141,300	15,000		163,756			19,000	339,056

Salary (c)

The amounts disclosed as “Salary” to W. B. Collett have been paid by the Company to Freedom Financial Corporation (“Freedom”). In September, 1997, the Company discontinued the salary payments to Mr. Collett. and began paying management fees to Freedom in lieu of paying a salary to Mr. Collett. On May 1, 2005, Freedom received an increase in management fees of $10,000 per month to $50,000 per month.. On May 1, 2007 the Board of Directors gave Freedom a management fee increase of $10,000 per month, to $60,000 per month. As of December 31, 2007, there was no written employment or consulting agreement between the Company and Freedom. The Company has no employment agreements with any of the officers. On February 29, 2008 the Board of Directors authorized an increase in management fees to Freedom to $65,000 per month, effective April 1, 2008, in lieu of a salary of Mr. Collett. Mr. Collett is Chairman of the Board and Chief Executive Officer of Freedom.

Bonus (d)

There were no bonuses in 2007 compared to Mr. Collett, Jr. and Mr. Licciardi each receiving a bonus of $15,000 in 2006 for their efforts in selling the Ft. Pierce property. On October 3, 2008, the Company authorized a bonus to Mr. Collett, Jr. and Mr. Licciardi in the amount of $63,086 each for their efforts in obtaining the $8,500,000 insurance settlement received October 1, 2008.

Option Awards (f)

W. B. Collett was issued 298,000 options in July 2006 for $17.00 a share with a fair value of $13.30 a share. Half the options, or 149,000 shares vested on December 31, 2006, and the remaining 149,000 vested on July 1, 2007. During 2008, the Board of Directors re-priced those options to an exercise price of $8.25 per share.

W. B. Collett, Jr.was issued 93,000 options in July 2006 for $17.00 a share with a fair value of $13.30 a share. Half the options, or 46,500 shares vested on December 31, 2006, and the remaining 46,500 vested on July 1, 2007. During 2008, the Board of Directors re-priced these options to an exercise price of $8.25 per share.

Daniel Licciardi was issued 24,625 options in July 2006 for $17.00 a share with a fair value of $13.30 a share. Half the options, or 12,312.5 shares vested on December 31, 2006, and the remaining 12,312.5 vested on July 1, 2007. During 2008, the Board of Directors re-priced those options to an exercise price of $8.25 per share.

Other Compensation (i)

W.B.Collett had other compensation of $36,881 for the year ended 2007. Of the $36,881, $21,281 included reimbursements for medical payments, insurance and auto repairs made on personal cars used for company business, and cleaning service at personal residence for 2007. The remaining $15,600 was for $300 a week discretionary expense allowance. This compares to other compensation of $40,622 in 2006. The $40,622 included payments for repairs and insurance for personal automobiles used for company business.

W.B. Collett, Jr. had other compensation of $15,488 which included $7,663 in car payments made by the Company for personal autos used in Company business, $2,877 on repairs to personal automobiles and personal travel expenses of $4,947. This compares to other compensation of $40,663 for the year 2006, of which $5,279 for repairs to personal automobiles, $19,384 in car payments made by the Company on personal cars used for company business, and $16,000 in cash advances.

Dan Licciardi had other compensation of $6,000 for 2007 for auto allowance compared to $19,000 in the year 2006, Of the $19,000 in 2006, $13,000 was from compensation received for overseeing construction at Ft. Pierce after the hurricane damage, and $6,000 in auto allowance.

Committees of the Board of Directors

Florida Gaming Corporation does not currently have a compensation committee, nominating committee, executive committee, or stock plan committee. The reason for not electing a nominating committee is the board of directors is so small that they feel it is not necessary at this time. The compensation of the executive officers and the board of directors is suggested by Mr. Collett, based on his subjective judgment and general knowledge of compensation levels, and then approved by the Board of Directors. The amount paid to Freedom, in lieu of a salary to Mr. Collett, is set by the independent board of directors upon recommendation by Mr. Collett. The Company, due to its small size, does not feel it needs an executive or stock plan committee at this time. Mr. William C. Haddon, Dr. George Galloway, and Mr. Roland M. Howell are considered independent directors under Rule 4200(a)(15) of the National Association of Securities Dealers.

Florida Gaming Corporation has an independent audit committee and a qualified legal compliance committee. The audit committee consists:

•	Dr. George Galloway, and
•	William C. Haddon

Mr. William Haddon is a certified public accountant and an attorney and qualifies as an audit committee financial expert. The Company has attached a copy of the Audit Committee’s Charter to this proxy statement as Exhibit A.

The qualified legal compliance committee consists of:

•	Dr. George Galloway;
•	William Haddon, and
•	Roland M. Howell.

If a shareholder wishes to get in touch with a director, please send correspondence to 2669 Charlestown Road, Suite D, New Albany, IN 47150 or call (502) 589-2000.

Policy Regarding Consideration of Candidates for Director

Stockholder Nominees

The Board of Directors will consider stockholder recommendations for director nominees at the 2009 annual meeting. Stockholder nominations should include, among other items, the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the number of shares of Common Stock which are beneficially owned by the nominee on the date such nomination is submitted, any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934. The stockholder nominating such nominee should also include the name and address of such stockholder and any other stockholders known by such stockholder to be supporting such nominee as they appear on the Company’s books along with the number of shares of Common Stock which are beneficially owned on the date of the nomination by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee.

Director Qualifications

The Board of Directors seeks to ensure that the majority of directors qualify as “independent” under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The Board of Directors will review the requisite skills and characteristics for potential nominees. This assessment will include consideration of the nominees’ qualification as independent as well as their background, board skill needs, diversity and business experience. The Board will seek individuals who have displayed high ethical standards, integrity and sound business judgment.

The Board of Directors may also consider such other factors as it may deem are in the best interest of the Company and its stockholders. The manner in which the Board of Directors evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.

The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for using such services if needed as may be determined at the discretion of the Board of Directors.

AUDIT COMMITTEE REPORT

Audit Committee Pre-Approval Policies

The duties and responsibilities of the Audit Committee include:

•	the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor.
•	Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval.
•	The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which will not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to any one or more members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Report of the Audit Committee

On January 10, 2001, the Board of Directors of the Company adopted resolutions creating an audit committee and adopted a written charter setting forth the audit committee’s duties and responsibilities, a copy of which is attached hereto as Exhibit A. The following persons, all of whom are independent directors of the Company within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers, have been elected to serve as members of the audit committee: Dr. George W. Galloway, Jr., and William C. Haddon.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, audit process, and system of internal control. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s reporting process. The Company’s independent accountants, King & Company, PSC, are responsible for expressing an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.

The Audit Committee reports as follows:

Year	Audit Fees	Audit-Related Fees (Review of 10-k & Communication with Audit Committee)	Tax Fees	All other Fees
2007	73,960	6,293	15,580	18,043
2006	68,577	7,288	14.470	4,163
•	The Audit Committee has determined that the nonaudit services provided by King & Company, PSC was compatible with maintaining King & Company’s independence.
•	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.
•	The Audit Committee has discussed with the Company’s independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).
•	The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The undersigned members of the Audit Committee have submitted this Report:

William C. Haddon
George W. Galloway, Jr.

Certain Relationships and Related Transactions

On March 11, 2008, Freedom Financial Corporation transferred all ownership in Florida Gaming Corporation to Freedom Holding, Inc. (“Holding”) This consisted of 886,157 shares of Florida Gaming Corporation common stock, 1,000 shares of Preferred F Stock, 200 Shares of Preferred E Stock, 20,000 warrants and 315,000 stock options. On March 11, 2008, W. Bennett Collett transferred his 528,000 options to Freedom Holding, Inc., and W. B. Collett, Jr. transferred his 198,000 options to Holding. On March 14, 2008, Holding exercised 335,000 options at $2.25 per share. Holding may be deemed to be a “parent” of the Company as such term is defined in the rules promulgated under the U.S. Securities Exchange Act, by virtue of beneficial ownership of 45.27% of the Common Stock of the Company. See “Security Ownership of Certain Beneficial Owners and Management”.

In April 1999, in order to stimulate lot sales and the construction of new homes in Tara Club Estates, W. Bennett Collett, the Company’s Chairman, formed a joint venture with a builder called Tara Construction Co. (the “Joint Venture”). The Joint Venture borrowed $1,200,000 from two commercial banks to finance the purchase of lots and the construction of homes on the lots. The Company sold nine (9) lots to the Joint Venture for an aggregate of $431,000 cash and the Joint Venture pledged the lots to secure the bank loans. The sale of the lots to the Joint Venture resulted in a $212,445 profit to the Company. In June of 1999, the joint venture commenced construction of homes on eight (8) of the lots and subsequently sold three (3) of the lots and houses for an aggregate of $880,000, which resulted in a profit of $76,588. The Joint Venture paid $38,294, which was the Chairman’s share of the profits, to the Company. The Company advanced $112,100 to the Joint Venture in 1999 and $451,039 to the Joint Venture in 2000, for an aggregate of $563,139, to help finance the construction of houses on five (5) of the lots. In 2001, the Joint Venture transferred to the Company the five (5) lots and houses and one (1) lot, subject to the mortgages thereon totaling approximately $954,000. During the twelve month period ended December 31, 2006, the Company sold the remaining home for$370,000. The Company had already accrued a reserve of $224,002 on the property. Net of the reserve, the Company’s basis was equal to the sale price, and there was $21,910 in costs associated with the sale of the property. There were no sales during 2007 and during the first nine months of 2008 there have been no sales. Collett agreed to personally indemnify the Company for the over-all loss, if any, resulting from the above described transaction.

On October 31, 2005 Freedom Financial (“Freedom”) purchased Florida Gaming Center’s (“Centers”) First Bank (formerly CIB) loan for $2,400,000. First Bank assigned, without recourse, the note representing the loan as well as the mortgages, rents, and receivables securing the loan to Freedom, but retained the right to elect between receiving a $250,000 deferred fee or exercising warrants to purchase 102,115 shares of the Registrant's common stock in connection with the loan. First Bank exercised all warrants in 2006. Effective October 31, 2005, Freedom and Centers entered into an Amended and Restated Loan Agreement and a Third Amended and Restated Note in the principal amount of $2,400,000 with an 8% fixed rate of interest. On October 31, 2008, the Centers note payable to Freedom matured and was subsequently refinanced with a $1,322,574 note payable issued November 1, 2008 to Freedom Holding, Inc. (“Holding”), the parent company of Freedom. The Holding note is unsecured and bears interest at a fixed rate of 10%, with all principal and interest due May 1, 2009. As an inducement to refinance the note, the Company issued Holding a warrant to purchase 20,000 shares of the Company's $0.20 par value common stock at a price per share of $8.25. The warrant is exercisable at any time from November 1, 2008 through November 1, 2011.

Compliance With Section 16(a) of the Securities Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best of the Company’s knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by the Company during or with respect to the year ended December 31, 2007, all Section 16 (a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of November 11, 2008 concerning each stockholder known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company and information regarding beneficial ownership of Common Stock, the Class B Common Stock of Freedom, and the Common Stock of Holding by each director and executive officer, and all directors and executive officers as a group. Holding may be deemed to be a “parent” of the Company as such term is defined in the rules promulgated under the Securities Exchange Act of 1934. Holding’s sole business currently is to hold shares of Florida Gaming. On March 11, 2008 and on March 17, 2008, W. B. Collett, W. B. Collett, Jr. and Freedom Financial Corporation transferred 1,041,000 options, 200 shares of Class E Preferred Stock, 1000 shares of Class F Preferred Stock, 886,157 shares of common stock, and 20,000 warrants to Freedom Holding, Inc. (“Holding”). On March 14, 2008, Holding exercised 335,000 options at a price of $2.25. Effective April 1, 2008 the Company pays management fees of $65,000 per month to Freedom Financial Corporation, for the services of W. B. Collett, Chairman and CEO. At December 31, 2007, Freedom Financial had a note payable to Mr. Collett for $4,380,311. At September 30, 2008, Freedom Financial had a note payable to Mr. Collett for his services for $4,950,311.

The Company				Freedom			Holding
Directors and Executive Officers(1)	Number of Shares(2)		Percent of Class (2)	Number of Shares (2)		Percent of Class (2)	Number of Shares (2)	Percent of Class (2)
W. B. Collett	2,095,491	(3)(4)	45.27%	1,109,011	(4)	100%	812.05	85.09%
W. B. Collett, Jr	(9)(4)		(9)(4)				87.95	9.21%
Daniel J. Licciardi	54,625	(14)	1.4%
Kimberly R. Tharp	31,625	(12)	1%
Jennifer Chong	17,250	(16)	<1%
GWGJR, INC.	57,500	(10)	1.5%
Roland M. Howell	472,709	(5)	12.8%
William Haddon	43,750	(11)	1%
All current directors & executive officers as a group (7 person)	2,772,950	(6)	56.6%	1,109,011		100%	900.00	94.3%

5% Beneficial Owners	Number of Shares (2)	Percent of Class (2)	Number of Shares (2)	Percent of Class (2)	Number of Shares (2)	Percent of Class (2)
Freedom Holding, Inc.(7) (3)	2,095,491	45.27%
W. Russell Ramsey, Ramsey Asset Mgmnt(13)	306,075	8.15%
Prides Capital Partners, LLC(15)	227,500	5.7%
Roland M. & Dorothy V. Howell(5)(8)	472,709	12.1%

(1)	Based upon information furnished to the Company by the named person, and information contained in filings with the Securities and Exchange Commission (“SEC” or the “Commission”). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares shown by them.
(2)	Based on 3,754,205 shares outstanding as of November 11, 2008. Shares of Common Stock of the Company subject to options exercisable or preferred stock convertible within 60 days are deemed outstanding for computing the percentage of class of the person holding such options or preferred stock, but are not deemed outstanding for computing the percentage of class for any other person.
(3)	On March 11, 2008, W. Bennett Collett transferred his options to Freedom Holding, Inc. Of the 2,095,491 shares, it includes 1,221,157 shares owned by Holding, Inc, 706,000 options, and 148,334 shares of the Company’s Preferred F Stock. Holding also owns 20,000 warrants. Mr. Collett owns 85.09% of Freedom Holding. Mr. Collett may be deemed to beneficially own the shares held by Holding, although he disclaims such beneficial ownership of such shares. Mr. Collett can exert considerable influence over the election of the Company’s directors and the outcome of corporate actions requiring stockholder approval.
(4)	Includes 1,109,011 shares owned by Holding. Mr. Collett may be deemed to beneficially own the shares held by Holding, although he disclaims beneficial ownership of such shares.
(5)	Includes 148,334 shares of common stock into which 1000 shares of the Company’s Series F Preferred Stock owned jointly by Mr. and Mrs. Howell are convertible. Of the 472,709 shares, Mr. and Mrs. Howell own 135,000 shares as joint tenants and share voting and investment power, Mr. Howell owns 107,500 shares individually and retains sole voting and investment power with respect to these shares. Mrs. Howell owns 72,500 shares individually and retains sole voting and investment power with respect to these shares. In addition, the above figure (472,709) includes options granted to Mr. Howell to purchase 9,375 shares of the Company’s common stock.
(6)	Includes 296,669 shares which may be acquired upon conversion of 2,000 shares of the Company’s Series F Preferred Stock. The Company’s Series E Preferred Stock is not included because it is not a straight conversion.
(7)	See Note (3). The address of Freedom Financial Corporation and Freedom Holding, Inc. is 2669 Charlestown Road, Suite D, New Albany, Indiana 47150. The business address of W. B. Collett is 1750 South Kings Highway, Fort Pierce, Florida 34945-3099.
(8)	Roland M. and Dorothy V. Howell’s address is Plaza Venetia, Suite 22 A-B, Miami, Florida 33132.
(9)	On March 11, 2008 W. Bennett Collett, Jr transferred 198,000 options to Freedom Holding, Inc. W. B. Collett, Jr, has 9.21% ownership in Freedom Holding, Inc.
(10)	George W. Galloway, director, transferred his 57,500 options to GWGJR, INC on March 11, 2008. On March 14, 2008, GWGJR, INC. exercised 30,000 options. GWGJR, INC has 27,500 remaining vested options.
(11)	William C. Haddon has 43,750 vested options.
(12)	Kimberly R. Tharp has 9,125 vested options and owns 22,500 shares individually.
(13)	The address of Ramsey Asset Management, LLC is 8200 Greensboro Drive, Suite 1550, McLean, VA 22102.
(14)	Daniel Licciardi has 24,625 vested options and owns 30,000 shares individually.
(15)	Prides Capital Partners, LLC owns 5,000 shares of Preferred AA stock that is convertible into 200,000 shares of common stock. Prides Capital also has 20,000 warrants. Prides Capital address is 200 High Street, #700, Boston, MA 02110.
(16)	Jennifer Chong has 7,250 vested options and owns 10,000 individually.

Independent Public Accountants

King & Company PSC, is the Company’s current Independent Registered Public Accounting Firm and has audited the Company’s consolidated balance sheet as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss and cash flows for the years ended December 31, 2007 and December 31, 2006. The board of directors selected King & Company PSC as the Company’s independent auditors to examine the Company’s financial statements for the fiscal year ended December 31, 2008 and has asked the shareholders to confirm this appointment.

Representatives of King & Company PSC are expected to be present at the Annual Meeting of the Stockholders (or available by telephone), will have the opportunity to make a statement if they desire to do so and be available to respond to questions, as appropriate.

FUTURE STOCKHOLDER PROPOSALS

It is anticipated that the release date for Florida Gaming Corporation’ proxy statement and form of proxy for its next annual meeting of shareholders will be November 11, 2009. The deadline for submittals of shareholder proposals to be included in that proxy statement and form of proxy is 120 days prior to that date. The date after which a notice of a shareholder proposal submitted independent of Florida Gaming Corporation’ proxy statement and form of proxy is considered untimely is 45 days prior to November 11, 2009.

WHERE YOU CAN FIND MORE INFORMATION

The Company files with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended. The public may obtain information on the operation of the SEC public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company and other companies that file materials with the SEC electronically. The Company’s headquarters are located at 2669 Charlestown Road, Suite D, New Albany, IN 47150. The Company’s phone number at that address is (502) 589-2000 and e-mail address is floridagaming@bellsouth.net.

A copy of the Company’s Form 10-KSB for the year ended December 31, 2007, without exhibits, is being delivered with this proxy statement. A copy of the Company’s Form 10-Q for the nine months ended September 30, 2008, can also be obtained without charge by writing to: Mrs. Kim Tharp, Chief Financial Officer, Florida Gaming Corporation, 2669 Charlestown Road, Suite D, New Albany, Indiana 47150 or by calling (502) 589-2000.

By Order of the Board of Directors

/s/ W. B. Collett

W. B. Collett
Chairman of the Board of Directors
November 18, 2008

Exhibit A

FLORIDA GAMING CORPORATION
AUDIT COMMITTEE CHARTER

Responsibilities of the Audit Committee.

The Audit Committee is charged with oversight of the Company’s financial reporting process, the system of the Company’s internal financial controls, and the audit process.

Organization of the Audit Committee.

The Audit Committee shall consist of three directors of the Company to be elected annually by the Board of Directors, each of whom shall be an independent director of the Company within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers.

The Audit Committee shall elect one of its members to serve as Chairman of the Committee and one to serve as Secretary of the Committee.

Meetings of the Audit Committee.

As many meetings of the Audit Committee shall be held as are needed to enable the Audit Committee to fulfill its duties and responsibilities. Meetings may be called by the Chairman of the Committee or by any two members of the Committee by giving oral or written notice of the meeting to all of the other members of the Committee not less than two days prior to the meeting. A majority of the members of the Audit Committee shall constitute a quorum for the purpose of transacting business.

Meetings of the Audit Committee may be held in person or by telephonic communications which permit each participating member of the Committee to communicate with all of the other participating members of the Committee.

The Chairman of the Audit Committee shall preside at all meetings of the Audit Committee. If the Chairman is absent, the other members of the Committee shall select one of them to serve as Chairman.

The Secretary of the Audit Committee shall keep written minutes of each meeting. The minutes shall be signed by the Secretary and the Chairman and placed in the Company’s minute book. If the Secretary if absent, the other members of the Committee shall select one of them to serve as Secretary of the Meeting.

Duties and Responsibilities of the Audit Committee:

The Audit Committee shall:

•	Review the adequacy of the Company’s internal financial control structure.
•	Review the activities, organizational structure and qualifications of the Company’s internal audit function.
•	Recommend appointment of the Company’s external auditors.
•	Receive the written disclosures and the letter from the Company’s external auditors required by Independence Standards Board Standard No. 1.
•	Review the Company’s external auditors’ fee arrangements.
•	Review the Company’s external auditors’ proposed audit scope and approach.
•	Discuss with the Company’s external auditors the matters required to be discussed by SAS 61.
•	Review the performance of the Company’s external auditors.
•	Conduct a review of the Company’s financial statements, including Management’s Discussion and Analysis, and audit findings, including significant suggestions for improvements to management by the external auditors.
•	Review and discuss the Company’s audited financial statements with management.

•	If satisfied with the audited financial statements, recommend to the Board of Directors their inclusion in the Company’s Annual Report on Form 10-KSB.
•	Review the Company’s interim financial reports.
•	Review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements.
•	Review the findings of any examinations by regulatory agencies.
•	Review the Company’s policies and procedures in effect for the review of officers’ expenses and perquisites.
•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.
•	Perform other oversight functions as requested by the full Board of Directors.

Reports Required by the Audit Committee.

The Audit Committee shall regularly update the Board of Directors about the activities of the Audit Committee.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FLORIDA GAMING CORPORATION

The undersigned hereby constitutes and appoints W. Bennett Collett, Sr., and W. Bennett Collett, Jr., and each of them (acting together if both are present and voting, or if only one of them is present and voting, then by one), with full power of substitution, the attorneys and proxies of the undersigned to vote as designated below at the Annual Meeting of Stockholders of Florida Gaming Corporation (the "Company") to be held on December 19, 2008, or at any adjournment or adjournments thereof (the "Meeting"), all shares which the undersigned is entitled to vote at the Meeting.

(continued on reverse side)

▼ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▼

	FOR	WITHHELD FOR ALL	FOR ALL EXCEPT
1. Election of Directors: (except as marked to the contrary below)	☐	☐	☐

Nominees: W. Bennett Collett, Sr., W. Bennett Collett, Jr., George W. Galloway, Jr., Roland M. Howell and William C. Haddon

Instruction: To withhold authority for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name in the space provided below.

____

	FOR	AGAINST	ABSTAIN
2. Ratification of the selection of King & Company, PSC, as independent auditor of the Company for fiscal year ending December 31, 2008	☐	☐	☐

3. In their discretion, upon such other matters as may be brought properly before the Meeting.

This proxy, if in proper form and not revoked, will be voted as specified by the stockholder. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF PROPOSAL NO. 2 AND FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1. This proxy is revocable at any time before it is voted as indicated in the accompanying Proxy Statement. The accompanying proxy statement describes the discretionary authority of the proxies to vote for a substitute nominee if any of the nominees named above fails to stand for election at the Meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** ____________, **2008.**

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY. Please sign your name legibly exactly as it appears hereon. Each joint owner should sign. If executed by a corporation, please sign full corporate name by a duly authorized officer. Attorney, executors, administrators, trustees, etc., should give full title as such